Exhibit 10.1
Execution Version
COMMON UNIT PURCHASE AGREEMENT
among
REGENCY ENERGY PARTNERS LP
and
THE PURCHASERS PARTY HERETO

COMMON UNIT PURCHASE AGREEMENT
     This COMMON UNIT PURCHASE AGREEMENT, dated as of March 23, 2011 (this “Agreement”), is by and between REGENCY ENERGY PARTNERS LP, a Delaware limited partnership (“Regency”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).
     WHEREAS, to fund a portion of Regency’s capital contribution to the Joint Venture (as defined below) to fund the purchase price for the LD Acquisition (as defined below), Regency desires to sell to each of the Purchasers, and each of the Purchasers desires, severally and not jointly, to purchase from Regency, certain Common Units (as defined below), in accordance with the provisions of this Agreement; and
     WHEREAS, Regency and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A pursuant to which Regency will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.
     “Basic Documents” means, collectively, this Agreement, the Partnership Agreement, the Confidentiality Agreement, the LD Acquisition Agreement, the Joint Venture Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of any of the Basic Documents, and any amendments, supplements, continuations or modifications thereto.
     “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.

     “Closing” shall have the meaning specified in Section 2.03.
     “Closing Date” shall have the meaning specified in Section 2.03.
     “Commission” means the United States Securities and Exchange Commission.
     “Commitment Fee” means a fee equal to 1.0% of each Purchaser’s Allocated Purchase Price.
     “Common Units” means units representing limited partnership interests in Regency.
     “Company Lock-Up Date” means 60 days from the Closing Date.
     “Confidentiality Agreement” means the Confidentiality Agreement by and between each of the Purchasers and Regency entered into in connection with the offering of the Purchased Units.
     “Delaware LLC Act” shall have the meaning specified in Section 3.02.
     “Delaware LP Act” shall have the meaning specified in Section 3.02.
     “Drop Dead Date” means the date that is sixty (60) days from the date hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
     “General Partner” means Regency GP LP, a Delaware limited partnership, and includes Regency GP LLC, a Delaware limited liability company and the general partner of Regency GP LP.
     “Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Regency means a Governmental Authority having jurisdiction over Regency, its Subsidiaries or any of their respective Properties.
     “HSR Act” means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.
     “Indemnified Party” shall have the meaning specified in Section 5.03.
     “Indemnifying Party” shall have the meaning specified in Section 5.03.

     “Joint Venture” means ETP-Regency Midstream Holdings, LLC, a Delaware limited liability company.
     “Joint Venture Agreement” means that certain Limited Liability Company Agreement of ETP-Regency Midstream Holdings, LLC dated as of March 22, 2011, by and between La Grange Acquisition, L.P. and Regency Midstream LLC.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “LD Acquisition” means the acquisition of the midstream assets contemplated by the LD Acquisition Agreement.
     “LD Acquisition Agreement” means the Purchase Agreement dated as of March 22, 2011, by and among the Joint Venture, LDH Energy Asset Holdings LLC, a Delaware limited liability company, and Louis Dreyfus Highbridge Energy LLC, a Delaware limited liability company, substantially in the form attached hereto as Exhibit B.
     “Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind.
     “LTIP” shall have the meaning specified in Section 3.02(b).
     “NASDAQ” means the NASDAQ Global Select Market.
     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Regency, dated February 15, 2006, as amended as of the date hereof and from time to time.
     “Partnership Securities” means any class or series of equity interest in Regency (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in Regency), including without limitation Common Units, the Series A Preferred Units, and the Incentive Distribution Rights (as defined in the Partnership Agreement).
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchased Units” means with respect to each Purchaser, the number of Common Units equal to the quotient determined by dividing (a) the Allocated Purchase Price of such Purchaser by (b) the Purchased Unit Price, rounded to the nearest whole number.
     “Purchased Unit Price” means $24.00 per Purchased Unit, subject to adjustment pursuant to Section 6.13.

     “Purchase Price” means $204,000,000.00 which is the aggregate of each Purchaser’s Allocated Purchase Price as set forth on Schedule A hereto.
     “Purchaser Related Parties” shall have the meaning specified in Section 5.01.
     “Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.
     “Regency” has the meaning set forth in the introductory paragraph.
     “Regency Credit Facility” means the Fifth Amended and Restated Credit Agreement, dated as of December 1, 2004, as amended as of the date hereof and from time to time, by and among Regency and the lenders named therein, as amended as of the date hereof.
     “Regency Financial Statements” shall have the meaning specified in Section 3.03.
     “Regency Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, affairs or prospects of Regency and its Subsidiaries taken as a whole; (b) the ability of Regency and its Subsidiaries taken as a whole to carry on their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; (c) the ability of Regency to consummate the transactions under any Basic Document or (d) the Interests as defined in the LD Acquisition Agreement; provided, however, that a Regency Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Regency Parties operate, except to the extent that the Regency Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon Regency and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.
     “Regency Parties” means Regency, the General Partner and all of Regency’s Subsidiaries.
     “Regency Related Parties” shall have the meaning specified in Section 5.02.
     “Regency SEC Documents” shall have the meaning specified in Section 3.03.
     “Registration Rights Agreement” shall have the meaning set forth in the recitals.
     “Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

     “Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.
     “Walled Off Person” shall have the meaning set forth in Section 4.05.
     Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Regency Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
     Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, Regency hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens, and each Purchaser, severally and not jointly, hereby agrees to purchase from Regency, the number of Purchased Units as set forth on Schedule A (such number of Purchased Units set forth thereon with respect to each Purchaser), and each Purchaser agrees to pay Regency its Allocated Purchase Price.
     Section 2.02 Consideration. The amount per Common Unit each Purchaser will pay to Regency to purchase the Purchased Units shall be the Purchased Unit Price, subject to adjustment in accordance with Section 6.13. Upon payment of each Purchaser’s Purchase Price at Closing, such Purchaser’s Purchased Units shall be fully paid for.
     Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at 9:00 a.m., Central Daylight Time, on May 6, 2011 at the offices of Mayer Brown, 700 Louisiana Street, Ste 3400, Houston, Texas 77002-2730, or at such other location as mutually agreed by the Parties prior to the Drop Dead Date as Regency and the Purchasers may agree (the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles of this Agreement and the other closing deliveries.

     Section 2.04 Conditions to Closing.
          (a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)	no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;
(ii)	there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;
(iii)	all authorizations, consents, orders, approvals, declarations, filings or expiration of waiting periods imposed under the HSR Act shall have been obtained or made; and
(iv)	the closing of the LD Acquisition shall have occurred, or shall occur concurrently with the Closing, in accordance with the terms and conditions of the LD Acquisition Agreement, without any material amendment, modification or waiver of such terms or conditions.
          (b) Purchasers’ Conditions. The respective obligation of each Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Purchaser in writing, in whole or in part with respect to its Purchased Units, to the extent permitted by applicable Law):
(i)	since the date of this Agreement, no Regency Material Adverse Effect shall have occurred and be continuing;
(ii)	no notice of delisting shall have been received by Regency;
(iii)	the representations and warranties of Regency contained in this Agreement that are qualified by materiality or Regency Material Adverse Effect shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iv)	the Purchased Units shall have been approved for listing on the NASDAQ, subject to notice of issuance;
(v)	the Joint Venture Agreement shall have been amended to conform to substantially similar terms as those in the term sheet provided to the Purchasers and attached hereto as Exhibit C;
(vi)	Regency shall have obtained binding obligations to fund its capital contribution to the Joint Venture to fund the LD Acquisition of (1) gross equity proceeds of at least $150 million pursuant to this Agreement; and (2) at least $427.5 million in cash from the issuance or incurrence of (A) borrowings under the Regency Credit Facility, and/or (B) unsecured senior notes and/or (C) the incurrence of unsecured senior bridge loans under an unsecured senior bridge facility. The weighted average total effective yield for the aggregate of all such debt shall be no more than 8.0%. Such requirement in clause (2) above shall be reduced by any equity raised in excess of $150 million; and
(vii)	Regency shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Regency’s closing deliveries described in Section 2.05.
          (c) Regency’s Conditions. The obligation of Regency to consummate the sale of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following condition (which may be waived by Regency in writing, in whole or in part, to the extent permitted by applicable Law): the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).
     Section 2.05 Regency Deliveries. At the Closing, subject to the terms and conditions hereof, Regency will deliver, or cause to be delivered, to the Purchasers:
          (a) The Purchased Units by either (i) electronic delivery to The Depository Trust Company on Purchasers’ behalf, registered in such name(s) as Purchasers have designated or (ii) physical certificate(s) to the address(es) provided by the Purchasers, in such name(s) as Purchasers have designated, at the option of the Purchasers;
          (b) Copies of (i) the Certificate of Limited Partnership of Regency, (ii) the Certificate of Limited Partnership of Regency GP LP and (iii) the Certificate of Formation of Regency GP LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;
          (c) A certificate of the Secretary of State of the State of Delaware, dated a recent date, that Regency is in good standing;

          (d) A cross-receipt executed by Regency and delivered to each Purchaser certifying that it has received the Allocated Purchase Price with respect to such Purchaser as of the Closing Date;
          (e) An opinion addressed to the Purchasers from legal counsel to Regency , dated as of the Closing Date, in the form and substance attached hereto as Exhibit D;
          (f) The executed Registration Rights Agreement;
          (g) A certificate of the Secretary or Assistant Secretary of Regency GP, LLC, on behalf of Regency, certifying as to and attaching (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (3) its incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers; and
          (h) A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of Regency GP, LLC, in their capacities as such, stating that:
(i)	Regency has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Regency on or prior to the Closing Date; and
(ii)	the representations and warranties of Regency contained in this Agreement that are qualified by materiality or Regency Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).
     Section 2.06 Purchasers’ Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to Regency:
          (a) Payment to Regency of each Purchaser’s Allocated Purchase Price by wire transfer of immediately available funds to an account designated by Regency in writing at least two Business Days prior to the Closing Date;
          (b) The executed Registration Rights Agreement; and
          (c) A cross-receipt executed by each Purchaser and delivered to Regency certifying that it has received its respective Purchased Units as of the Closing Date.

     Section 2.07 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document by any Purchaser does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES AND COVENANTS
RELATED TO REGENCY
     Regency represents and warrants to and covenants with each Purchaser as follows:
     Section 3.01 Partnership Existence. Regency (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Regency Material Adverse Effect. Each of Regency’s Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation or organization, as the case may be, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Regency Material Adverse Effect. None of Regency nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Regency, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Regency, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of Regency and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Regency Material Adverse Effect.
     Section 3.02 Capitalization and Valid Issuance of Purchased Units. (a) As of the date of this Agreement, prior to the issuance and sale of the Purchased Units, as contemplated hereby, the issued and outstanding limited partner interests of Regency consist of 137,328,148 Common

Units, 4,371,586 Series A Preferred Units and the Incentive Distribution Rights (as defined in the Partnership Agreement). The only issued and outstanding general partner interests of Regency are the interests of the General Partner described in the Partnership Agreement. All outstanding Common Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
          (b) Other than the Regency GP LLC Long-Term Incentive Plan (the “LTIP”), Regency has no equity compensation plans that contemplate the issuance of partnership interests of Regency (or securities convertible into or exchangeable for partnership interests of Regency). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Regency unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement or as are provided in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating Regency or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Regency or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of Regency or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Regency or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Regency or any of its Subsidiaries is a party with respect to the voting of the equity interests of Regency or any of its Subsidiaries.
          (c) (i) All of the issued and outstanding equity interests of each of Regency’s Subsidiaries (except for Edwards Lime Gathering LLC, of which Regency owns approximately 60% of the member interests, and RIGS Haynesville Partnership Co., of which Regency owns 49.99% of the general partner interests) are owned, directly or indirectly, by Regency free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Regency Credit Facility), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of Regency’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and Section 101.206 of the Texas Business Organizations Code) and free of preemptive rights and (ii) except as disclosed in the Regency SEC Documents, neither Regency nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.
          (d) The Purchased Units being purchased by each of the Purchasers hereunder and the limited partner interests represented thereby will be duly authorized by Regency pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchasers.
          (e) The Common Units are listed on the NASDAQ, and Regency has not received any notice of delisting.
     Section 3.03 Regency SEC Documents. Regency has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Regency SEC Documents”). The Regency SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Regency Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Regency SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the Regency Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the Regency Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Regency and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent, registered public accounting firm with respect to Regency and has not resigned or been dismissed as independent public accountants of Regency as a result of or in connection with any disagreement with Regency on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
     Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Regency SEC Documents filed with the Commission on or prior to the date hereof, since the date of Regency’s most recent Form 10-K filing with the Commission, Regency and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a Regency Material Adverse Effect, (b) acquisition or disposition of any material asset by Regency or any of its Subsidiaries or any contract or arrangement therefor (other than with respect to the LD Acquisition), otherwise than for fair value in the ordinary course of business or as disclosed in the Regency SEC Documents, or (c) material change in Regency’s accounting principles, practices or methods.

     Section 3.05 Litigation. Except as set forth in the Regency SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Regency’s knowledge, contemplated or threatened against or affecting any of the Regency Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the right of Regency to enter into this Agreement or to consummate the transactions contemplated hereby or (b) (individually or in the aggregate) would be reasonably likely to result in a Regency Material Adverse Effect.
     Section 3.06 No Violations; Compliance with Laws. As of the Closing Date, the execution, delivery and performance by Regency of the Basic Documents and compliance by Regency with the terms and provisions hereof and thereof, and the issuance and sale by Regency of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provision of any Law or Permit having applicability to Regency or any of its Subsidiaries or any of their respective Properties, (b) result in a violation or breach of any provision of the certificate of limited partnership or other organizational documents of Regency, or the Partnership Agreement, or any organizational documents of any of Regency’s Subsidiaries, (c) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which Regency or any of its Subsidiaries is a party or by which Regency or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Regency or any of its Subsidiaries, except in the case of clause (b) where any such violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to result in a Regency Material Adverse Effect.
     Section 3.07 Authority, Enforceability. Regency has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by Regency of the Basic Documents have been duly authorized by all necessary action on the part of the General Partner; and the Basic Documents constitute the legal, valid and binding obligations of Regency, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in law or in equity). No approval from the holders of the Common Units or Series A Preferred Units is required in connection with Regency’s issuance and sale of the Purchased Units to the Purchasers.
     Section 3.08 Approvals. Except for the approvals that have already been obtained and except for authorizations, consents, orders or approvals under, or expiration of waiting periods imposed by, the HSR Act, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Regency of any of the Basic Documents, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Regency Material Adverse Effect.
     Section 3.09 MLP Status. Regency has, for each taxable year beginning after December 31, 2005, during which Regency was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.
     Section 3.10 Valid Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units to each of the Purchasers pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither Regency nor, to the knowledge of Regency, any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.
     Section 3.11 Investment Company Status. Regency is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.12 Certain Fees. No fees or commissions are or will be payable by Regency to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Regency agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Regency or alleged to have been incurred by Regency in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
     Section 3.13 No Side Agreements. There are no agreements by, among or between Regency or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.
     Section 3.14 Insurance. Regency and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Regency does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
     Section 3.15 Internal Accounting Controls. Regency and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Regency is not aware of any failures of such internal accounting controls.
     Section 3.16 Listing and Maintenance Requirements. The issuance and sale of the Purchased Units does not contravene NASDAQ rules and regulations.
     Section 3.17 Subsequent Offerings. Until the Company Lock-Up Date, without the prior written consent of the holders of a majority of the Purchased Units, Regency will not grant, issue or sell any Common Units or any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (i) the Purchased Units, (ii) Common Units issued as restricted units upon the vesting of phantom units or Common Units issued upon the exercise of options granted under the LTIP, (iii) Common Units issued upon the conversion of Series A Preferred Units, or (iv) the issuance or sale of Common Units at a price (less underwriting discounts and commissions) no less than $24.00 per unit and in the aggregate amount of no more than $196,000,000.
     Section 3.18 Confidential Information. To the knowledge of Regency, none of its employees or executive officers has disclosed material non-public information (other than the fact that Regency was contemplating a private financing) to any prospective investor who has not entered into a confidentiality or non-disclosure agreement between such prospective investor and Regency relating to such information.
     Section 3.19 Taking of Necessary Action. Regency shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Regency shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Parties, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
     Section 3.20 Non-Disclosure; Interim Public Filings. Regency shall, on or before 8:30 a.m., New York time, on the first Business Day following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby. On or before the fourth Business Day following the date hereof, Regency shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and in the LD Acquisition Agreement and including as exhibits to such 8-K Filing, the other Basic Documents and the LD Acquisition Agreement, in the form required by the Exchange Act.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS
OF THE PURCHASERS
     Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to Regency that:
     Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.
     Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement has been duly executed and delivered by such Purchaser and constitutes legal, valid and binding obligations of such Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 4.03 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.
     Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Such Purchaser agrees, severally and not jointly with any other Purchaser, that it will indemnify and hold harmless Regency from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
     Section 4.05 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and Regency or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the

Basic Documents, and there are no promises or inducements for future transactions between or among any of such parties; provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Purchaser or receipt of confidential or other information regarding this transaction provided by Purchaser to such entity.
     Section 4.06 Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D or “qualified institutional buyers” within the meaning of Rule 144A promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, any Purchaser may at any time transfer Purchased Units to an Affiliate of such Purchaser provided that any such transaction is exempt from registration under the Securities Act and that such Affiliate agrees to be bound by the terms and conditions of this Agreement.
     Section 4.07 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, Regency that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
     Section 4.08 Receipt of Information. Such Purchaser acknowledges that it has (a) had access to Regency’s periodic filings with the Commission and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Regency regarding such matters.
     Section 4.09 Legend. It is understood that any certificates evidencing the Purchased Units will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the United States and any states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
     Section 4.10 Short Selling. Such Purchaser has not entered into any short sales of the Common Units owned by it between the time it first began discussion with Regency about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap shall not be considered a short sale of Common Units); provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any Walled Off Person and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Purchaser or receipt of confidential or other information regarding this transaction provided by Purchaser to such entity.
     Section 4.11 Trading Activities. Such Purchaser’s trading activities, if any, with respect to the Common Units will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASDAQ.
     Section 4.12 Taking of Necessary Action. Such Purchaser shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Purchaser shall use its commercially reasonable efforts to assist Regency in making all filings and obtaining all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Parties, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
     Section 4.13 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement or prior to the time a Purchaser is eligible to sell such securities under Rule 144 is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Units acquired hereunder by such Purchaser until such time as the Resale Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission or such Common Units are no longer subject to any restrictions on resale.
ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES
     Section 5.01 Indemnification by Regency. Regency agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Regency contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty.
     Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Regency, the General Partners and their respective Representatives (collectively, “Regency Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty, provided, however, that the liability of each Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.
     Section 5.03 Indemnification Procedure. Promptly after any Regency Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.
ARTICLE VI
MISCELLANEOUS
     Section 6.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Regency has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Regency unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchasers, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.
     Section 6.02 Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.07, 3.08, 3.11, 3.12, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Regency or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment or repurchase thereof. All indemnification obligations of Regency and the Purchasers and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.
     Section 6.03 No Waiver; Modifications in Writing.
          (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
          (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Sections 13.1, 13.2 or 13.3 thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Regency from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Regency in any case shall entitle Regency to any other or further notice or demand in similar or other circumstances.
     Section 6.04 Binding Effect; Assignment.
          (a) Binding Effect. This Agreement shall be binding upon Regency, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
          (b) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of Regency. No portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of Regency.

     Section 6.05 Confidentiality. Notwithstanding anything herein to the contrary, the Confidentiality Agreement shall remain in full force and effect regardless of any termination of this Agreement. Other than the Form 8-Ks to be filed in connection with this Agreement and any press release provided for in Section 3.20 and the other Basic Documents, Regency, the General Partner, their respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 6.05 shall delay any required filing or other disclosure with the Commission, NASDAQ or any Governmental Authority or otherwise hinder Regency, the General Partner, their respective Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NASDAQ or other Governmental Authority.
     Section 6.06 Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to Regency a broker representation letter providing any information Regency deems necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that such Purchaser is not an affiliate of Regency and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, Regency shall as soon as reasonably practicable exchange any unit certificates bearing the legend described in Section 4.09 for unit certificates without such legend. After any Purchaser or its permitted assigns have held the Purchased Units for one year, if such Purchased Units still bear the legend described in Section 4.09, such Purchaser may request Regency to remove the legend and Regency agrees to take all steps necessary to effect the removal of the legend as soon as reasonably practicable. Regency shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.06 (including without limitation reasonable fees of legal counsel in connection with any legal opinion letters required to be issued in connection with such removal), regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to Regency any information Regency deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of Regency and regarding the length of time the Purchased Units have been held.
     Section 6.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
          (a) If to Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Kayne Anderson Midstream/Energy Fund, Inc., Kayne Anderson Energy Development Company, Kayne Anderson Capital Income Partners (QP), LP, Kayne Anderson Midstream Institutional Fund, LP, Kayne Anderson MLP Fund, LP or Kayne Anderson Non-Traditional Investments, LP:

1800 Avenue of the Stars, 2nd Floor
Los Angeles, California 90067
Attention: David Shladovsky, Esq.
Facsimile: (310) 284-6490
Internet electronic mail: dshladovsky@kaynecapital.com
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn: James C. Baker
Facsimile: (713) 655-7359
Internet electronic mail: jbaker@kaynecapital.com
          with a copy to:
Baker Botts L.L.P.
98 San Jacinto Blvd., Ste 1500
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377
Internet electronic mail: laura.tyson@bakerbotts.com
          (b) If to Tortoise Energy Infrastructure Corporation, Tortoise Energy Capital Corporation, Tortoise North American Energy Corporation, Tortoise MLP Fund, Inc. or Tortoise Capital Resources Corporation:
Tortoise Capital Advisors, LLC
11550 Ash Street, Suite 300
Leawood, Kansas 66211
Attention: Terry Matlack
Facsimile: (913) 345-2763
Internet electronic mail: tmatlack@tortoiseadvisors.com
          with a copy to:
Husch Blackwell LLP
4801 Main street, Suite 100
Kansas City, MO 64112
Attention: Eric Gervais
Facsimile: (816) 983.8080
Internet electronic mail: eric.gervais@huschblackwell.com
          (c) If to Fiduciary/Claymore MLP Opportunity Fund, Nuveen Energy MLP Total Return Fund, MLP & Strategic Equity Fund or Teachers’ Retirement System of Oklahoma:

Fiduciary Asset Management LLC
8235 Forsyth Blvd, Suite 700
St. Louis, Missouri 63105
Attention: Quinn Kiley
Facsimile: (314) 446-6701
Internet electronic mail: qkiley@famco.com
          with a copy to:
Baker Botts L.L.P.
98 San Jacinto Blvd., Ste 1500
Austin, Texas 78701
Attention: Laura L. Tyson, Esq.
Facsimile: (512) 322-8377
Internet electronic mail: laura.tyson@bakerbotts.com
          (d) If to Regency:
Regency Energy Partners LP
2001 Bryan Street, Ste 3700
Dallas, Texas 75201
Attention: Paul M. Jolas, Executive Vice President and Chief Legal Officer
Facsimile: (214) 840-5208
Internet electronic mail: paul.jolas@regencygas.com
          with a copy to:
Mayer Brown
700 Louisiana Street, Ste 3400
Houston, Texas 77002-2730
Attention: Dan Fleckman
Facsimile: (713) 238-4718
Internet electronic mail: dfleckman@mayerbrown.com
or to such other address as Regency or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 6.08 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Regency or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 6.09 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.
     Section 6.10 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.
     Section 6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 6.12 Costs and Expenses. Each Party shall be responsible for such Party’s own expenses in connection with this Agreement and the transactions contemplated hereby, except that Regency will pay Baker Botts L.L.P. up to $50,000 for legal fees incurred by Baker Botts L.L.P. as counsel to the Purchasers. Any fees in excess of $50,000 shall be paid pro rata by all Purchasers in proportion to the aggregate number of Purchased Units set forth opposite the names of such Purchasers on Schedule A.
     Section 6.13 Distributions. If the Closing Date is after the record date relating to a distribution to be made to holders of Common Units with respect to the fiscal quarter ended March 31, 2011 or any other distribution to be made to holders of Common Units, then the Purchasers shall not be entitled to receive such distribution but the Purchased Unit Price shall be reduced by an amount equal to such per unit distribution and the number of Purchased Units set forth on Schedule A shall be increased accordingly.
     Section 6.14 Termination.
          (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of a majority in interest of the Purchasers, upon a breach in any material respect by Regency of any covenant or agreement set forth in this Agreement.
          (b) Notwithstanding anything herein to the contrary, in the event that any condition to Regency’s obligation to close specified in Sections 2.04(a) or 2.04(c) is not satisfied or waived on the Closing Date, Regency may terminate this Agreement upon written notice to the Purchasers.
          (c) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

               (i) if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by any of the other Basic Documents or makes the transactions contemplated by any of the Basic Documents illegal;
          (ii) upon the termination of the LD Acquisition Agreement; or
          (iii) if the Closing shall not have occurred by the Drop Dead Date.
          (d) In the event of the termination of this Agreement as provided in this Section 6.14 (1) this Agreement shall forthwith become null and void, (2) within two (2) Business Days following such termination, Regency shall pay the Commitment Fee to each Purchaser in immediately available funds by wire transfer, and (3) there shall be no liability on the part of any Party hereto, except as set forth in Section 6.12 and except with respect to the requirement to comply with the Confidentiality Agreement; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer
[Signature Page to Common Unit Purchase Agreement]

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ James C. Baker
James C. Baker
Executive Vice President

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By:	/s/ James C. Baker
James C. Baker
Executive Vice President

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.
By:	/s/ James C. Baker
James C. Baker
Executive Vice President

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
By:	/s/ James C. Baker
James C. Baker
Executive Vice President
[Signature Page to Common Unit Purchase Agreement]

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP
By:	/s/ David Shladovsky
David Shladovsky
General Counsel of Kayne Anderson Capital Advisors, L.P.

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, LP
By:	/s/ David Shladovsky
David Shladovsky
General Counsel of Kayne Anderson Capital Advisors, L.P.

KAYNE ANDERSON MLP FUND, LP
By:	/s/ David Shladovsky
David Shladovsky
General Counsel of Kayne Anderson Capital Advisors, L.P.

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP
By:	/s/ David Shladovsky
David Shladovsky
General Counsel of Kayne Anderson Capital Advisors, L.P.
[Signature Page to Common Unit Purchase Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

TORTOISE ENERGY CAPITAL CORPORATION
By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

TORTOISE NORTH AMERICAN ENERGY CORPORATION
By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

TORTOISE MLP FUND, INC.
By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President

TORTOISE CAPITAL RESOURCES CORPORATION
By:	/s/ Zachary A. Hamel
Zachary A. Hamel
Senior Vice President
[Signature Page to Common Unit Purchase Agreement]

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND
By:	/s/ Quinn T. Kiley
Quinn T. Kiley, Vice President

NUVEEN ENERGY MLP TOTAL RETURN FUND
By:	/s/ Quinn T. Kiley
Quinn T. Kiley, Portfolio Manager

MLP & STRATEGIC EQUITY FUND
By:	/s/ Quinn T. Kiley
Quinn T. Kiley, Portfolio Manager

TEACHERS’ RETIREMENT SYSTEM OF OKLAHOMA
By:	/s/ Quinn T. Kiley
Quinn T. Kiley, Portfolio Manager

[Signature Page to Common Unit Purchase Agreement]

Exhibit A — Form of Registration Rights Agreement

Exhibit B — Form of LD Acquisition Agreement

Exhibit C — Joint Venture Term Sheet

Exhibit D — Form of Opinion of Regency Counsel